Exhibit 99.1

INSPIRED REPORTS SECOND QUARTER 2026 RESULTS

●	Second Quarter Revenue of $60.8 million increased 6% sequentially despite the higher UK remote gaming duty introduced April 1
●	Net Operating Income of $9.9 million, Net Income of $0.2 million and Adjusted Net Income of $1.5 million
●	Adjusted EBITDA of $27.1 million, up 14% from prior quarter, generating a Company-record 45% Adjusted EBITDA Margin
●	Retail Solutions delivered another strong quarter due to North American retail sales and continued strength in the UK
●	Revenue and Adjusted EBITDA in the Interactive segment increased 15% and 13% year-over-year, respectively, reflecting continued market share gains despite the higher UK remote gaming duty
●	Repaid $10.0 million of principal of senior secured notes and repurchased approximately $2.6 million of common stock
●	Pipeline of product launches and geographic expansion expected to drive strong performance in second half of 2026
●	Reiterating FY2026 Adjusted EBITDA target range of $112 million to $118 million[1] and updating the Free Cash Flow conversion outlook to 20%+

New York, New York, August 5, 2026 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the second quarter ended June 30, 2026. Reported results reflect the divestiture of our UK holiday parks business and the restructuring of our pubs business, both of which contributed to the prior-year period.

“Our second quarter results provide clear evidence that our transformation is translating into expanding margins and continued earnings growth, while building a stronger, more cash-generative business with lower leverage,” said Brooks Pierce, President and CEO of Inspired Entertainment. “We delivered sequential quarterly growth in both Revenue (+6%) and Adjusted EBITDA (+14%) and achieved a Company-record 45% Adjusted EBITDA margin2. Portfolio optimization initiatives, including the divestiture of our UK holiday parks business and the restructuring of our pubs business, reduced Revenue by approximately 30% year-over-year. Excluding the impact of these initiatives, we delivered like-for-like year-over-year revenue growth3, and more importantly, the quality of our earnings strengthened and contributed to our record margin performance.

“We continue to see strong performance across the business. We have demonstrated resilience in the face of the UK remote gaming duty increase that took effect on April 1, with continued market share gains and strong operating outperformance in line with what we had originally anticipated. Our Retail Solutions business continues to perform well, with strong terminal performance in the UK and Greece and further opportunities to refresh our installed base in Greece next year. Virtual Sports has stabilized, and we launched the first of many customers from our SaaS agreement with Playtech, enabling Inspired’s Virtuals to be delivered across Playtech’s established global operator network. With a growing pipeline of new customers and geographies, a strong product roadmap and a new content studio coming online in the fourth quarter, we expect momentum to build through the second half of the year and into 2027.

1 2026 target is consistent with the assumptions to be discussed in the Company’s August 5, 2026 conference call and presentation and assumes that GBP:USD exchange rates will remain broadly in line with current levels.

2 Quarterly record Adjusted EBITDA margin excluding any periods with UK VAT rebate.

3 This revenue comparison excludes the revenue from the UK holiday parks business and certain associated leisure assets which were divested on November 7, 2025, and reflects adjustments to the Company’s pubs business to account for a structural change in the Company’s operating model, including the exclusion of current-period revenues affected by the change.

“Alongside higher margins and sequential Adjusted EBITDA growth, we remain focused on driving cash generation and reducing leverage. Year to date, we have repaid over $23 million of debt, including $10 million in the second quarter, and repurchased more than 700,000 shares. We have strong visibility into the remainder of the year, with multiple drivers supporting continued momentum. The combination of resilient underlying demand, strong execution, expanding margins, disciplined capital allocation and a steadily improving balance sheet gives us confidence in delivering our 2026 targets and positioning the Company for continued growth and value creation in 2027.”

Summary of Second Quarter ended June 30, 2026 - Segment Financial Results (unaudited)

	Three Months Ended June 30,		Reported Variance	Currency Movement 2026[2]	Functional Currency Variance
(In $ millions, except per share amounts)	2026	2025	%	$	%
Total Revenue
Retail Solutions	$36.2	$57.5	(37)%	$0.2	(37)%
Virtual Sports	8.9	9.2	(3)%	0.0	(4)%
Interactive	15.7	13.6	15%	0.1	15%
Total Revenue	$60.8	$80.3	(24)%	$0.3	(25)%
Net operating income	9.9	7.9	25%	0.1	24%

Net income (loss)	0.2	(7.8)	NM [3]	0.2	NM

Net income (loss) per basic and diluted share	$0.01	$(0.27)	NM	NM	NM

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Retail Solutions	$18.4	$20.5	(10)%	$0.2	(11)%
Virtual Sports	6.7	6.6	2%	0.1	0%
Interactive	10.3	9.1	13%	0.1	12%
Corporate	(8.3)	(7.8)	(6)%	(0.1)	(5)%
Total Company Adjusted EBITDA[1]	$27.1	$28.4	(5)%	$0.3	(6)%
Adjusted EBITDA Margin[1]	45%	35%

Adjusted net income (loss)[1]	$1.5	$(5.6)	NM	$0.0	NM
Adjusted net income (loss) per diluted share	$0.05	$(0.19)	NM	NM	NM

[1]	Reconciliation to US GAAP shown below.
[2]	Currency movement calculated by translating 2026 and 2025 performances at 2025 exchange rates.
[3]	Percentage/dollar change is not meaningful.

“Our long-term thesis remains intact and we continue to see the benefits of the strategic actions we have taken to build a higher-margin, more cash-generative business,” said Lorne Weil, Executive Chairman of Inspired Entertainment. “We are gaining share, expanding profitability and reducing leverage, while maintaining the financial flexibility to deploy capital toward the highest-return opportunities, including debt reduction and share repurchases.

“We remain well positioned for the remainder of 2026 and maintain our full-year Adjusted EBITDA target, while updating our Free Cash Flow conversion outlook to 20% or above, reflecting increased visibility into our full-year performance. As we look toward 2027, we see a business with multiple avenues for sustainable growth, significant opportunities to improve operating performance and a clear path to further deleveraging. We believe the Company’s continued execution will create meaningful long-term value for shareholders.”

Recent Highlights

●	Repayment of $10.0 million (£7.5 million) of debt principal in the second quarter with $23.3 million (£17.5 million) repaid year to date.

●	Repurchase of 319,995 shares of our common stock in the second quarter for $2.6 million, with 707,225 shares repurchased year to date for $5.2 million.

●	Live on day one with both Interactive and Virtual Sports in the newly regulated Alberta gaming market, with customers including FanDuel, DraftKings, BetMGM, Rush Street Interactive, Caesars Entertainment, and bet365 (3Q 2026).

●	Four-year contract extension with Paddy Power, with Inspired as the exclusive provider of gaming terminals and content (2Q 2026).

●	Three-year contract extension with Mecca Bingo for providing service, maintenance and logistics services to gaming machines installed at ‘Mecca’ bingo halls and AGCs in the UK (2Q 2026).

●	Malta Lottery launched with several Virtual Sports channels via Streamed to Venue solution, which is live in over 160 venues in Malta and Gozo. This is the first of many customers live from Inspired’s SaaS agreement with Playtech, enabling Inspired’s Virtuals content and cloud-native platform to be delivered across Playtech’s established global operator network (3Q 2026).

Outlook

●	Management remains confident in its strategic direction and ability to deliver profitable growth in 2026. The continued expansion of the higher-margin digital businesses and increasing operating leverage support improved earnings quality and stronger free cash flow generation, driving long-term shareholder value.

●	Management reaffirms full year 2026 Adjusted EBITDA target range of $112 million to $118 million[2]. This incorporates the expected impact of the UK remote gaming duty changes that became effective April 1, 2026.

●	Post-divestiture of the UK holiday parks business, we expect earnings to be less seasonal on a comparable basis, with Adjusted EBITDA expected to grow sequentially throughout the year.

●	The Company is updating its 2026 Free Cash Flow conversion outlook to 20%+, compared with its prior expectation of 20% to 25%, reflecting increased visibility into full-year cash generation.

Summary of Six Months ended June 30, 2026 - Segment Financial Results (unaudited)

	Six Months Ended June 30,		Reported Variance	Currency Movement 2026[2]	Functional Currency Variance
(In $ millions, except per share amounts)	2026	2025	%	$	%
Total Revenue
Retail Solutions	$68.0	$97.1	(30)%	$2.0	(32)%
Virtual Sports	17.6	17.9	(2)%	0.6	(6)%
Interactive	32.4	25.7	26%	1.1	21%
Total Revenue	$118.0	$140.7	(16)%	$3.7	(19)%
Net operating income	19.1	9.5	101%	0.3	98%
Net loss	(0.3)	(7.9)	NM [3]	0.1	NM
Net loss per basic and diluted share	($0.01)	$(0.27)	NM	NM	NM

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Retail Solutions	$32.7	$31.5	4%	$0.9	1%
Virtual Sports	12.8	12.9	(1)%	0.4	(4)%
Interactive	22.1	16.8	32%	0.9	27%
Corporate	(16.9)	(14.4)	(17)%	(0.9)	(12)%
Total Company Adjusted EBITDA[1]	$50.7	$46.8	8%	$1.3	6%
Adjusted EBITDA Margin[1]	43%	33%

Adjusted net income (loss)[1]	$0.9	$(3.6)	NM	$0.0	NM
Adjusted net income (loss) per diluted share	$0.03	$(0.12)	NM	NM	NM

[1]	Reconciliation to US GAAP shown below.
[2]	Currency movement calculated by translating 2026 and 2025 performances at 2025 exchange rates.
[3]	Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension plans. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs, (3) gains or losses not in the ordinary course of business and (4) the costs of the restatement of previously issued financial statements.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension plans. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net income (loss), as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 4:30 p.m. ET / 9:30 p.m. in the UK on Wednesday, August 5, 2026 to discuss the financial results and general business trends.

Preregistration: Analysts and investors who wish to participate in the live conference call must register in advance here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call.

Webcast: A live audio webcast of the call can be accessed by registering here or through http://www.investors.inseinc.com. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at http://www.investors.inseinc.com, along with a copy of this press release and an investor slide presentation.

About Inspired Entertainment, Inc.

With a proven track record of innovation, Inspired is a leading provider of content, technology, hardware and services for licensed gaming, betting and lottery operators around the world. Inspired’s proprietary games resonate with players and deliver consistent performance for gaming operators across interactive, virtual sports, and retail gaming environments. Inspired’s content and gaming systems are designed to work together across digital and retail channels, enabling scalable deployment and a consistent player experience. Through this integrated content-led approach, Inspired helps operators strengthen their offerings, drive engagement, and deliver compelling player experiences. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. We cannot guarantee that the results anticipated by management, as set forth herein, will be realized or, even if realized, will have the expected effects on our results of operations or financial performance. Such results may be affected by, among other things, the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except share and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Service	$54.3	$73.8	$107.6	$130.8
Product sales	6.5	6.5	10.4	9.9
Total revenue	60.8	80.3	118.0	140.7

Cost of sales:
Cost of service (1)	(8.7)	(21.2)	(17.3)	(36.2)
Cost of product sales (1)	(3.5)	(4.0)	(6.1)	(6.9)

Selling, general and administrative expenses	(24.2)	(31.9)	(48.5)	(62.2)
Depreciation and amortization	(14.5)	(15.3)	(27.0)	(25.9)
Net operating income	9.9	7.9	19.1	9.5

Other expense
Interest expense, net	(9.5)	(7.1)	(20.0)	(14.1)
Other finance income	0.2	0.2	0.3	0.4
Total other expense, net	(9.3)	(6.9)	(19.7)	(13.7)

Net income (loss) before income taxes	0.6	1.0	(0.6)	(4.2)

Income tax (expense) benefit	(0.4)	(8.8)	0.3	(3.7)
Net income (loss)	0.2	(7.8)	(0.3)	(7.9)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(0.9)	(1.5)	0.5	(1.9)
Change in fair value of hedging instrument	(1.7)	—	2.4	—
Reclassification of gain on hedging instrument to comprehensive income	(0.1)	—	(0.2)	—
Reclassification of loss on pension plan to comprehensive income	0.3	0.3	0.5	0.5
Other comprehensive (loss) income	(2.4)	(1.2)	3.2	(1.4)

Comprehensive (loss) income	$(2.2)	$(9.0)	$2.9	$(9.3)

Net income (loss) per common share – basic and diluted	$0.01	$(0.27)	$(0.01)	$(0.27)

Weighted average number of shares outstanding during the period – basic	28,908,945	29,078,848	29,097,921	29,026,683
Weighted average number of shares outstanding during the period – diluted	29,276,684	29,078,848	29,097,921	29,026,683

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(1.6)	$(1.8)	$(3.0)	$(3.2)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash	$22.0	$42.0
Restricted cash	1.2	1.3
Accounts receivable, net	38.0	43.9
Inventory	17.7	18.5
Prepaid expenses and other current assets	39.3	46.8
Corporate tax and other current taxes receivable	6.8	5.5
Total current assets	125.0	158.0

Property and equipment, net	56.3	60.5
Software development costs, net	20.9	22.7
Other acquired intangible assets subject to amortization, net	12.9	14.0
Goodwill	61.2	62.1
Finance lease right of use asset	18.8	21.7
Operating lease right of use asset	7.0	7.8
Costs of obtaining and fulfilling customer contracts, net	11.5	12.1
Deferred tax	64.5	65.3
Other assets	14.8	15.7
Total assets	$392.9	$439.9

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$31.8	$42.7
Corporate tax and other current taxes payable	4.4	9.1
Deferred revenue, current	8.0	7.1
Operating lease liabilities	2.3	2.9
Current portion of finance lease liabilities	4.4	4.3
Other current liabilities	4.2	4.7
Total current liabilities	55.1	70.8

Long-term debt	319.4	345.2
Finance lease liabilities, net of current portion	11.3	13.8
Deferred revenue, net of current portion	15.7	19.1
Operating lease liabilities	5.8	6.1
Other long-term liabilities	1.2	1.1
Total liabilities	408.5	456.1

Commitments and contingencies	—	—

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,355,360 shares and 26,873,509 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid in capital	397.8	394.9
Accumulated other comprehensive income	51.0	47.8
Accumulated deficit	(464.4)	(458.9)
Total stockholders’ deficit	(15.6)	(16.2)
Total liabilities and stockholders’ deficit	$392.9	$439.9

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions) (Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(0.3)	$(7.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24.2	20.5
Amortization of finance lease right of use asset	2.8	5.4
Amortization of operating lease right of use asset	1.1	1.6
Stock-based compensation expense	3.0	3.2
Amortization of deferred financing fees relating to senior debt	2.0	1.3
Deferred tax	—	(0.1)
Changes in assets and liabilities:
Accounts receivable	5.5	21.4
Inventory	0.6	5.5
Prepaid expenses and other assets	9.9	(11.6)
Corporate tax and other current taxes payable	(6.0)	(7.1)
Accounts payable and accrued expenses	(10.3)	10.4
Deferred revenue and customer prepayment	(2.0)	2.3
Operating lease liabilities	(1.2)	(1.8)
Pension contributions	(0.3)	(0.5)
Other long-term liabilities	0.5	(1.9)
Net cash provided by operating activities	29.5	40.7

Cash flows from investing activities:
Purchases of property and equipment	(6.4)	(18.8)
Purchases of capital software and internally developed costs	(6.3)	(4.7)
Contract cost expense	(6.0)	(7.7)
Net cash used in investing activities	(18.7)	(31.2)

Cash flows from financing activities:
Debt introduced	—	365.7
Repayments of long-term debt	(23.3)	(318.3)
Repayments of short-term debt	—	(20.3)
Repurchase of common stock	(5.2)	—
Debt fees incurred	—	(18.9)
Repayments of finance leases	(2.0)	(4.1)
Net cash (used in) provided by financing activities	(30.5)	4.1

Effect of exchange rate changes on cash	(0.4)	3.4
Net (decrease) increase in cash	(20.1)	17.0
Cash, beginning of period	43.3	29.3
Cash and restricted cash, end of period	$23.2	$46.3

Components of cash and restricted cash
Cash	22.0	46.3
Restricted cash	1.2	—
Total cash and restricted cash, end of period	$23.2	$46.3

Supplemental cash flow disclosures
Cash paid during the period for interest	$17.9	$17.4
Cash paid during the period for income taxes	$2.3	$6.4
Cash paid during the period for operating leases	$1.6	$4.3

Supplemental disclosure of non-cash investing and financing activities
Lease liabilities arising from obtaining finance lease right of use assets	$—	$(1.3)
Lease liabilities arising from obtaining operating lease right of use assets	$(0.5)	$(0.9)
Right of use property and equipment acquired through finance lease	$—	$9.8
Asset retirement obligation assets arising during the period	$0.1	$0.1

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended June 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$7.7	$3.9	$8.1	$(19.5)	$0.2
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	0.8	—	—	—	0.8

Stock-based compensation expense	0.2	0.1	0.2	1.1	1.6
Depreciation and amortization	9.7	2.7	2.0	0.1	14.5
Interest expense, net	—	—	—	9.5	9.5
Other finance income	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	0.4	0.4

Adjusted EBITDA	$18.4	$6.7	$10.3	$(8.3)	$27.1

Adjusted EBITDA	£13.7	£5.0	£7.6	£(6.2)	£20.1

Exchange rate - $ to £					1.34

Three Months Ended June 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$8.7	$4.6	$7.3	$(28.4)	$(7.8)
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	0.4	—	—	2.8	3.2
Costs of group restatement	—	—	—	(0.1)	(0.1)

Stock-based compensation expense	0.5	0.1	0.2	1.0	1.8
Depreciation and amortization	10.9	1.9	1.6	0.9	15.3
Interest expense, net	—	—	—	7.1	7.1
Other finance income	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	8.8	8.8
Adjusted EBITDA	$20.5	$6.6	$9.1	$(7.8)	$28.4

Adjusted EBITDA	£15.4	£5.0	£6.8	£(5.9)	£21.3

Exchange rate - $ to £					1.34

Six Months Ended June 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$13.1	$7.7	$18.8	$(39.9)	$(0.3)
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.5	0.5

Items outside the normal course of business:
Costs of group restructure	1.1	—	—	—	1.1

Stock-based compensation expense	0.4	0.3	0.3	2.0	3.0
Depreciation and amortization	18.1	4.8	3.0	1.1	27.0
Interest expense, net	—	—	—	20.0	20.0
Other finance income	—	—	—	(0.3)	(0.3)
Income tax	—	—	—	(0.3)	(0.3)

Adjusted EBITDA	$32.7	$12.8	$22.1	$(16.9)	$50.7

Adjusted EBITDA	£24.3	£9.5	£16.4	£(12.4)	£37.8

Exchange rate - $ to £					1.34

Six Months Ended June 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate	Total

Net income (loss)	$11.3	$9.5	$14.2	$(42.9)	$(7.9)
Items Relating to Legacy Activities:
Pension charges	—	—	—	0.5	0.5

Items outside the normal course of business:
Costs of group restructure	0.6	—	—	3.1	3.7
Cost of group restatement				4.0	4.0
Stock-based compensation expense	0.8	0.2	0.3	1.9	3.2
Depreciation and amortization	18.8	3.2	2.3	1.6	25.9
Interest expense, net	—	—	—	14.1	14.1
Other finance income	—	—	—	(0.4)	(0.4)
Income tax	—	—	—	3.7	3.7

Adjusted EBITDA	$31.5	$12.9	$16.8	$(14.4)	$46.8

Adjusted EBITDA	£24.1	£9.9	£12.9	£(11.1)	£35.8

Exchange rate - $ to £					1.30

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period ended		For the Six-Month Period ended
	June 30,	June 30,	June 30,	June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net income (loss)	$0.2	$(7.8)	$(0.3)	$(7.9)
Items Relating to Legacy Activities:
Pension charges	0.3	0.3	0.5	0.5

Items outside the normal course of business:
Cost of group restructure	0.8	3.2	1.1	3.7
Cost of group restatement	—	(0.1)	—	4.0

Effect of exchange rates on cash	0.4	(2.4)	(0.2)	(3.4)
Mark to market movement on currency deals	—	0.1	—	0.2
Other finance income	(0.2)	(0.2)	(0.3)	(0.4)
Tax Impact	—	1.3	0.1	(0.3)
Adjusted Net income (loss)	$1.5	$(5.6)	$0.9	$(3.6)

Adjusted Net income (loss)	£1.1	£(4.2)	£0.7	£(2.8)

Exchange Rate - $ to £	1.34	1.34	1.34	1.30

Weighted average number of shares outstanding– diluted	29,276,684	29,078,848	29,452,857	29,026,683

Adjusted Net (Loss) Income per diluted share	$0.05	$(0.19)	$0.03	$(0.12)

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended June 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$36.2	$8.9	$15.7	$—	$60.8

Segment % of Total Revenue	59.5%	14.7%	25.8%		100.0%

Adjusted EBITDA	$18.4	$6.7	$10.3	$(8.3)	$27.1
Corporate allocation(1)	(5.0)	(1.2)	(2.1)	8.3	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$13.4	$5.5	$8.2	$—	$27.1

Segment Contribution to Adjusted EBITDA	49.4%	20.3%	30.3%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Three Months Ended June 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$57.5	$9.2	$13.6	$—	$80.3

Segment % of Total Revenue	71.6%	11.5%	16.9%		100.0%

Adjusted EBITDA	$20.5	$6.6	$9.1	$(7.8)	$28.4
Corporate allocation(1)	(5.6)	(0.9)	(1.3)	7.8	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$14.9	$5.7	$7.8	$—	$28.4

Segment Contribution to Adjusted EBITDA	52.4%	20.1%	27.5%		100.0%

Six Months Ended June 30, 2026

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$68.0	$17.6	$32.4	$—	$118.0

Segment % of Total Revenue	57.6%	14.9%	27.5%		100.0%

Adjusted EBITDA	$32.7	$12.8	$22.1	$(16.9)	$50.7
Corporate allocation(1)	(9.8)	(2.5)	(4.6)	16.9	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$22.9	$10.3	$17.5	$—	$50.7

Segment Contribution to Adjusted EBITDA	45.2%	20.3%	34.5%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Six Months Ended June 30, 2025

	Retail Solutions	Virtual Sports	Interactive	Corporate Functions	Total

Total Revenue	$97.1	$17.9	$25.7	$—	$140.7

Segment % of Total Revenue	69.0%	12.7%	18.3%		100.0%

Adjusted EBITDA	$31.5	$12.9	$16.8	$(14.4)	$46.8
Corporate allocation(1)	(10.0)	(1.8)	(2.6)	14.4	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$21.5	$11.1	$14.2	$—	$46.8

Segment Contribution to Adjusted EBITDA	46.0%	23.7%	30.3%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution